EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2017-C4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, BellOak, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan prior to August 27, 2024, LNR Partners, LLC, as Special Servicer for the Del Amo Fashion Center Mortgage Loan on and after August 27, 2024, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Amo Fashion Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the TZA Multifamily Portfolio I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the TZA Multifamily Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the TZA Multifamily Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the TZA Multifamily Portfolio I Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the TZA Multifamily Portfolio I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the TZA Multifamily Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 237 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 237 Park Avenue Mortgage Loan prior to August 26, 2024, LNR Partners, LLC, as Special Servicer for the 237 Park Avenue Mortgage Loan on and after August 26, 2024, Wilmington Trust, National Association, as Trustee for the 237 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 237 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 237 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 237 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 237 Park Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the JW Marriott Chicago Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the JW Marriott Chicago Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the JW Marriott Chicago Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the JW Marriott Chicago Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the JW Marriott Chicago Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the JW Marriott Chicago Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 50 Varick Street Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 50 Varick Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 50 Varick Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 50 Varick Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 50 Varick Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 50 Varick Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Macedonia Commons Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Macedonia Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Macedonia Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Macedonia Commons Mortgage Loan, BellOak, LLC, as Operating Advisor for the Macedonia Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Macedonia Commons Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Macedonia Commons Mortgage Loan.

Dated: March 10, 2025

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)